EXHIBIT 31(b)
SECTION 302 CERTIFICATION
I, Andrew Warren, certify that:
1.	I have reviewed this Report on Form 10-K/A of Liz Claiborne, Inc. (the “registrant”);
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 3, 2010	By:	/s/ Andrew Warren Andrew Warren
Chief Financial Officer